UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: July 26, 2007

MONOGRAM BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30369	94-3234479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Oyster Point Blvd., South San Francisco, California, 94080

(Address of Principal Executive Offices, including zip code)

(650) 635-1100

(Registrant’s Telephone Number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 26, 2007, Monogram Biosciences, Inc., or Monogram, issued a press release announcing its unaudited financial results for the quarter ended June 30, 2007. A copy of this press release is included herewith as Exhibit 99.1.

Item 8.01.	Other Events.

On July 26, 2007, Monogram announced that it will file with the Securities and Exchange Commission a preliminary proxy statement regarding its annual meeting of stockholders, to be held on September 19, 2007. Included in the matters to be voted on is the approval of a series of alternative amendments to Monogram’s Amended and Restated Certificate of Incorporation, as amended, to effect, at the discretion of the Board of Directors, (i) a reverse stock split of the Common Stock whereby each outstanding 4, 5, or 6 shares would be combined, converted and changed into one share of Common Stock, and (ii) related reductions in the authorized number of shares of Monogram’s Common Stock.

The effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments as permitted under Section 242(c) of the Delaware General Corporation Law, would be determined by the Board of Directors prior to Monogram’s 2008 Annual Meeting of Stockholders.

Item 9.01	Financial Statements And Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release Issued by Monogram Biosciences, Inc. Regarding its Unaudited Financial Results, dated July 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monogram Biosciences, Inc.
(Registrant)

Date: July 26, 2007	By:	/s/ Alfred G. Merriweather
Alfred G. Merriweather
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release Issued by Monogram Biosciences, Inc. Regarding its Unaudited Financial Results, dated July 26, 2007.